UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

FORM 8-K
_____________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 15, 2016

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K (the “Report”) contains both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this Report that are not purely historical are forward-looking statements within the meaning of Section 27A of the the Securities Act of 1933, as amended, and Section 21Bof the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our competition; (ii) our financing plans; (iii) trends affecting our financial condition or results of operations; (iv) our growth strategy and operating strategy; (v) the declaration and payment of dividends; (vi) the timing and magnitude of future contracts; (vii) parts shortages and lead times; (viii) fluctuations in margins; and (ix) the seasonality of our business; (x) the introduction of new products and technology; and (xi) the timing and magnitude of any acquisitions or dispositions. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended April 30, 2016 in the section entitled “Item 1A. Risk Factors” and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," and those factors discussed in detail in our other filings with the Securities and Exchange Commission.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2016, Daktronics, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) and a related Revolving Note (the “Note”) with U.S. Bank National Association (the “Bank”). The Agreement and Note have a maturity date of November 15, 2019. The revolving amount of the Agreement and Note is $35,000,000, including up to $15,000,000 for commercial and standby letters of credit. The Agreement and Note are unsecured. The Note provides for certain covenants of the Company, including a fixed charge ratio and interest bearing debt to EBITDA ratio. The Company will use any borrowings under the Note for general corporate purposes. As of November 15, 2016, there were no borrowings under the Note, and the balance of letters of credit outstanding was approximately $5.3 million.

Also, on November 15, 2016, the Company entered into an Amended and Restated Loan Agreement (the “Loan”) and a Continuing and Unlimited Guaranty Agreement (the "Guaranty") with Bank of America, N.A. (“BoA”). The Loan and Guaranty have a maturity date of November 15, 2019. The revolving amount of the Loan is $20,000,000. The Loan is unsecured. The Loan provides for certain covenants of the Company including a fixed charge ratio and interest bearing debt to EBITDA ratio. The Company will use the borrowings under the Note to support credit needs for general corporate purposes outside the United States. As of November 15, 2016, there were no borrowings under the Loan, and the balance of letters of credit outstanding was approximately $6.8 million.

The foregoing description of the Agreement, the Note, the Loan, and the Guaranty is qualified in its entirety by reference to such documents, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Report and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

As of November 15, 2016, all prior credit facilities expired including: the Twelfth Amendment to the Loan Agreement and the related Renewal Note Agreement with the Bank and the Fifth Amendment to the Loan Agreement, the third Amendment of the Unlimited Guarantee Agreement and the Amended and Restated Revolving Note with BoA.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Report:

10.1 Credit Agreement dated November 15, 2016 by and between the Company and U.S. Bank National Association.
10.2 Revolving Note dated November 15, 2016 issued by the Company to U.S. Bank National Association.
10.3 Amended and Restated Loan Agreement dated November 15, 2016 by and between the Company and Bank of America, N.A.

10.4 Continuing and Unconditional Guaranty dated November 15, 2016 by and between the Company and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer (Principal Financial Officer)
Date: November 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated November 15, 2016 by and between the Company and U.S. Bank National Association.
10.2	Revolving Note dated November 15, 2016 issued by the Company to U.S. National Bank Association.
10.3	Amended and Restated Loan Agreement dated November 15, 2016 by and between the Company and Bank of America, N.A.
10.4	Continuing and Unconditional Guaranty dated November 15, 2016 by and between the Company and Bank of America, N.A.